CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 15 to Registration Statement No. 333-15265 on Form N-1A of our reports dated February 25, 2009 for Master International Index Series and Master Small Cap Index Series, each of Quantitative Master Series LLC, and BlackRock International Index Fund, and BlackRock Small Cap Index Fund, each of BlackRock Index Funds, Inc.; and of our reports dated February 27, 2009 for BlackRock S&P 500 Index Fund of BlackRock Index Funds, Inc. and Master S&P 500 Index Series of Quantitative Master Series LLC, relating to the financial statements and financial highlights of BlackRock Index Funds, Inc., comprising BlackRock International Index Fund, BlackRock Small Cap Index Fund and BlackRock S&P 500 Index Fund, appearing in the corresponding Annual Reports on Form N-CSR of the BlackRock Index Funds, Inc. (the “Funds”) for the year ended December 31, 2008; and relating to the financial statements and financial highlights of Quantitative Master Series LLC, comprising Master International Index Series, Master Small Cap Index Series and Master S&P 500 Index Series, appearing in the corresponding Annual Reports on Form N-CSR of the Funds for the year ended December 31, 2008. We also consent to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

April 28, 2009